                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Alteon Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-60576, 33-89134, 333-91437, 333-39429, 333-04496, 333-69304)
and in the registration statements on Form S-3 (Nos. 333-44453, 333-48964, 333-28309, 333-56512) of Alteon Inc. of our report dated January 27, 2003, with respect to the balance sheet of Alteon Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows, for the year then ended, which report appears in the December 31, 2002 Annual Report on Form 10-K of Alteon Inc.

                                                 /s/ KPMG LLP

Short Hills, New Jersey
March 7, 2003